EXHIBIT 99.1
For Immediate Release
Company Contact:
Robert Bannon
Vice President, Investor Relations & Corporate Communications
MiddleBrook Pharmaceuticals, Inc.
rbannon@middlebrookpharma.com
301-944-6710
MiddleBrook Pharmaceuticals Raises Up To $10 Million from
Deerfield Management
Agreement Provides Additional Financial Flexibility to Ongoing Strategic Exploration Process
GERMANTOWN, Md. – November 7, 2007 – MiddleBrook Pharmaceuticals, Inc. (NASDAQ: MBRK), a pharmaceutical company focused on developing and commercializing novel anti-infective products, announced an agreement with Deerfield Management, a healthcare investment fund and one of the Company’s largest equity shareholders, raising up to $10 million in cash.
Under the terms of the agreement, $7.5 million will be immediately received by the Company with an additional $2.5 million to become available, if necessary, if and when the Company receives U.S. Food and Drug Administration (FDA) approval of Amoxicillin PULSYS. The agreement is designed to provide the Company with the financial flexibility to continue its ongoing strategic discussions beyond the PDUFA date for Amoxicillin PULSYS. The cash provided from the Deerfield agreement will also allow MiddleBrook to repay in full its outstanding loan facility with Merrill Lynch and eliminate the associated interest and principal payments.
“We are pleased to enter into this agreement with Deerfield as it provides us with the financial flexibility to continue our strategic discussions beyond the Amoxicillin PULSYS PDUFA date,” commented Dr. Edward Rudnic, MiddleBrook president and CEO.  “This agreement will also allow us to repay our loan facility with Merrill Lynch which has restricted our use of cash and other corporate assets.”
MiddleBrook also announced that its process to explore strategic alternatives is still ongoing and may extend beyond the Company’s expected Amoxicillin PULSYS FDA action date of January 23, 2008. MiddleBrook intends to actively continue its strategic evaluation process, alternatives for which include, but are not limited to, the possible sale of some or all of the Company’s assets, partnering or other collaboration agreements, or a merger or other strategic transaction. There can be no assurance that the exploration of strategic alternatives at that time will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms.
Transaction Terms
At the transaction closing on November 7, 2007, MiddleBrook sold certain assets, and assigned certain intellectual property rights, relating only to its existing cephalexin business, excluding cephalexin PULSYS, to Deerfield for $7.5 million, less a $500,000 payment to Deerfield. Pursuant to a consignment of those assets and license of those intellectual property rights back to the Company, the Company will continue to operate its existing cephalexin business, subject to royalty payments to Deerfield of 20% of net sales, which declines to a single digit royalty as the agreement matures. In addition, the Company granted to Deerfield a six-year warrant to purchase 3.0 million shares of the Company’s common stock at $1.38, the closing market price on November 7, 2007.
If and when the Company receives approval of its Amoxicillin PULSYS New Drug Application, it may require Deerfield to acquire and license certain intellectual property rights relating only to the Company’s cephalexin PULSYS business for a payment of $2.5 million. Pursuant to a sublicense of those intellectual property rights back to the Company, the Company will continue to operate its cephalexin PULSYS business. Cephalexin PULSYS is not approved for marketing by the FDA.
Deerfield also granted the Company the right to repurchase all assets and rights acquired and licensed by Deerfield for a flat purchase price of $14.0 million, if the Company has required Deerfield to acquire the intellectual property rights relating to the Company’s cephalexin PULSYS business, or $11.0 million if Deerfield has not acquired these rights (in each case subject to certain adjustments), assuming the Company exercises its repurchase rights prior to November 7, 2008. Those repurchase prices will increase by $2.0 million on each subsequent anniversary of that date. The Company’s exercise of this purchase right is mandatory upon the change of control of the Company.
ABOUT MIDDLEBROOK PHARMACEUTICALS:
MiddleBrook Pharmaceuticals, Inc. (NASDAQ: MBRK, formerly Advancis Pharmaceutical Corporation) is a pharmaceutical company focused on the development and commercialization of anti-infective drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. The Company is developing a portfolio of anti-infective drugs based on its novel biological finding that bacteria exposed to antibiotics in front-loaded staccato bursts, or “pulses,” are killed more efficiently and effectively than those under standard treatment regimens. Based on this finding, MiddleBrook has developed a proprietary, once-a-day pulsatile delivery technology called PULSYSTM. By examining the resistance patterns of bacteria and applying its delivery technologies, MiddleBrook has the potential to redefine infectious disease therapy and significantly improve drug efficacy, shorten length of therapy, and reduce drug resistance versus currently available antibacterial products. For more on MiddleBrook, please visit www.middlebrookpharma.com.
ABOUT KEFLEX:
Keflex® (cephalexin capsules, USP) is a third-generation cephalosporin antibiotic shown to be active against strains of both gram-positive and gram-negative aerobes in vitro and in clinical infections. Keflex is indicated for treatment of the following infections: respiratory tract infections, otitis media, skin and skin structure infections, bone infections, and genitourinary tract infections. More information on Keflex and prescribing information are available at www.middlebrookpharma.com/products_antibiotics/keflex_antibiotics.aspx.
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on MiddleBrook’s current expectations and assumptions. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, “believe,” “expect,” “intend,” “anticipate,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements about the Company’s future development plans, clinical trials, potential commercial success, and any financial forecasts included in this announcement.
The actual results realized by MiddleBrook could differ materially from these forward-looking statements, depending in particular upon the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These include, without limitation, risks and uncertainties relating to the Company’s financial results and the ability of the Company to (1) raise additional capital and continue as a going concern,

(2) increase Keflex 750 sales, (3) obtain FDA approval for its Amoxicillin PULSYS product candidate, (4) successfully reduce costs, (5) reach profitability, (6) prove that the preliminary findings for its product candidates are valid, (7) receive required regulatory approvals, (8) successfully conduct clinical trials in a timely manner, (9) establish its competitive position for its products, (10) develop and commercialize products that are superior to existing or newly developed competitor products, (11) develop products without any defects, (12) have sufficient capital resources to fund its operations, (13) protect its intellectual property rights and patents, (14) implement its sales and marketing strategy, (15) successfully attract and retain collaborative partners, (16) successfully commercialize and gain market acceptance for its Keflex products, (17) successfully obtain sufficient manufactured quantities of its drug products at acceptable rates, and (18) retain its senior management and other personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. MiddleBrook undertakes no obligation to update or revise the information in this announcement, whether as a result of new information, future events or circumstances or otherwise.
####